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                                                                    Exhibit 4.24

                                                                  EXECUTION COPY

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                              THE ROUSE COMPANY LP
                              TRC CO-ISSUER, INC.,

                                  as Co-Issuers

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   as Trustee

                          6-3/4% SENIOR NOTES DUE 2013

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                                   INDENTURE

                            Dated as of May 5, 2006

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          This INDENTURE dated as of May 5, 2006, is by and among The Rouse
Company LP, a limited partnership validly existing under the laws of the State of Delaware (the "COMPANY"), TRC Co-Issuer, Inc., a corporation validly existing under the laws of the State of Delaware ("CORPORATE CO-ISSUER" and, together with the Company, the "CO-ISSUERS") and LaSalle Bank National Association, as trustee (the "TRUSTEE").

          The Co-Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6-3/4% Senior Notes due 2013 (the "NOTES") issued under this Indenture:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

          "Additional Notes" means any Notes (other than Initial Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02 and 2.15 hereof, as part of the same series as the Initial Notes.

          "Adjusted Treasury Rate" means, with respect to any Determination Date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Determination Date, plus 50 basis points.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

          "Asset" means, with respect to one or more transactions occurring within any 12-month period, any asset or group of assets of the Company or its Subsidiaries (including, but not limited to, all balance sheet items and all intangible assets including management contracts, goodwill and trade secrets) with a fair market or book value, whichever is larger, greater than 5% of Consolidated Net Tangible Assets on the date of such transaction.

          "Assets Under Development" means land and improvements owned by a member of the Consolidated Group or an Investment Affiliate being developed for retail, office, mixed-use or other rental-income producing purposes which meet all four of the following criteria: (a) such project (or phase) has not yet been substantially completed; (b) no rental income has yet been received; (c) no certificate of occupancy has yet been issued for such project (or phase); and
(d) such project (or phase) is classified as construction in progress in accordance with GAAP.

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          "Attributable Debt" shall mean, as to any particular lease under which the Company or any Restricted Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to such lease (as certified in an Officer's Certificate) or (ii) the total net amount of rent required to be paid by the Company under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum equal to 8.5%, compounded semiannually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

          "Board of Directors" means (1) in respect of a corporation, the board of directors of the corporation, or any duly authorized committee thereof; (2) with respect to a partnership, the board of directors, or other body serving a similar function, of the general partner of the partnership, or any duly authorized committee thereof; or (3) in respect of any other Person, the board or committee of that Person serving an equivalent function.

          "Board Resolution " of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, equivalent ownership interests in a Person which is not a corporation, and warrants or options to purchase any of the foregoing.

          "Cash Equivalents" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by Standard & Poor's Rating Services (or any successor) or P-1 or better by Moody's Investors Service, Inc. (or any successor), or (c) certificates of deposit issued by, and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

          "Clearstream" means Clearstream Banking S.A. and any successor thereto.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Co-Issuers" means the Company and Corporate Co-Issuer, and any successors thereto.

          "Commission" means the Securities and Exchange Commission.

          "Company" means The Rouse Company LP and any successor thereto.


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          "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means, with respect to any Determination
Date: (1) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if fewer than three such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations.

          "Consolidated Coverage Ratio" of any Person means for any period the ratio of (a) Total FFO for such period plus Total Interest Expense for the same period for such Person to (b) Total Interest Expense for the same period for such Person.

          "Consolidated Group" means the Company and its Subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP, and any other Person whose financial results are included using the proportionate share method under the Company's segment accounting policies in the financial statements of the Consolidated Group.

          "Consolidated Group's Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total ownership and financial interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate as determined in accordance with the Company's segment accounting policies in the financial statements of the Consolidated Group.

          "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness and Capital Lease Obligations); and (ii) all goodwill, all as shown in the consolidated balance sheet of the Company and its Subsidiaries as of the end of the latest fiscal quarter for which consolidated financial statements are available.

          "Corporate Co-Issuer" means TRC Co-Issuer, Inc. and any successor thereto.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof, or such other address as to which the Trustee may give notice to the Co-Issuers.

          "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Debt" means (without duplication), with respect to any Person: (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, but excluding any trade payments and other accrued current liabilities arising in the ordinary course of business; (iii) every currently due reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property, but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith; (v) every Capital Lease Obligation of such Person; (vi) the maximum fixed redemption or repurchase price of any equity security which may be converted into a debt security of such Person at any time or is mandatorily redeemable for cash within 20 years from its initial issuance; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.


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          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Determination Date" means, with respect to the calculation of the Make-Whole Price in connection with any redemption of the Notes, the redemption date.

          "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States, consistent with the accounting principles utilized in preparing the financial statements of the Consolidated Group in accordance with this Indenture as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

          "Global Note Legend" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "Gross Asset Value" means, as of any determination date, the sum of the values of the following assets of the Consolidated Group, including the Consolidated Group's Pro Rata Share of the values of such assets of Investment Affiliates, based on the valuation methods set forth below:

          (a) with respect to all Retail Properties, the Net Operating Income attributable thereto for the most recent period of four full fiscal quarters for which financial results have been reported, divided by 0.0825;

          (b) with respect to all office, mixed-use and other income-producing properties other than Retail Properties, the Net Operating Income attributable thereto for the most recent period of four full fiscal quarters for which financial results have been reported, divided by 0.09;

          (c) with respect to any properties relating to master planned communities, 100% of the most recent current value thereof (without deduction for the value of the interests of the Hughes heirs therein under the Hughes Agreement) as set forth in appraisals prepared by Weiser Realty Advisors, LLC (or another nationally recognized appraisal firm selected by the Company), provided that the Company will obtain updated appraisals thereof at least once during each fiscal year and also when, during any four consecutive full fiscal quarters, any such properties having an aggregate value in excess of 5% of Gross Asset Value as of the end of the last full fiscal quarter are sold or transferred;


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          (d) 100% of the GAAP book value of all other land, all Assets Under
Development and other non-income-producing properties (less the portion of such value attributable to minority interest holders);

          (e) 100% of the GAAP book value of cash and Cash Equivalents held by the Consolidated Group; and

          (f) 100% of the GAAP book value of current accounts receivable, net held by the Consolidated Group.

Notwithstanding the preceding sentence, the contribution to the Gross Asset Value of those assets acquired in any acquisition will be calculated prior to the date ending on or after four full fiscal quarters subsequent to any such acquisition using the actual acquisition cost of such assets excluding actual transaction costs (without regard to any adjustments which may be made in determining book value under GAAP).

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term "guarantee" used as a verb has a corresponding meaning.

          "Holder" means a Person in whose name a Note is registered in the Security Register.

          "Hughes Agreement" means the Contingent Stock Agreement, effective as of January 1, 1996, by the Company in favor of and for the benefit of the holders and the representatives named therein, as the same may be amended.

          "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of any such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

          "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $800,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of each Note.


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          "Investment Affiliate" means any Person in which any member of the
Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not included using the proportionate share method under the Company's segment accounting policies with the financial results of the Consolidated Group in the financial statements of the Consolidated Group.

          "Issue Date" means May 5, 2006.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

          "Make-Whole Price" means with respect to any Note as of any Determination Date, an amount equal to the greater of (x) 100% of the principal amount of the Note and (y) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Determination Date) discounted to the Determination Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to such Determination Date.

          "Net Operating Income" means, with respect to any Property, for any period, earnings from rental operations (computed in accordance with GAAP, but without deduction for reserves) attributable to such Property, plus depreciation, amortization, interest expense and deferred taxes with respect to such Property for such period, and, if such period is less than four full fiscal quarters, adjusted by straight lining ordinary operating expenses which are payable less frequently than once during every such period (e.g., real estate taxes and insurance). The amounts determined under the preceding sentence will be adjusted by adding back (a) the interests of the former Hughes owners pursuant to the Hughes Agreement that were excluded in determining such amounts and (b) dividends or other distributions accrued with respect to such period on any preferred stock or other preferred security issued by the Company to the extent that such dividends or other distributions are treated as an operating expense under GAAP. "Net Operating Income" shall be adjusted to include a pro forma amount thereof (as determined in good faith by the Company) for four full fiscal quarters for any Property placed in service during any quarter and to exclude any Net Operating Income for the prior four full fiscal quarters from any Property not owned as of the end of any quarter.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Officer" means the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, Senior or Executive Vice Presidents, Vice President, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of the Co-Issuers, as applicable.

          "Officer's Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, one of its Senior or Executive Vice Presidents, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of each of the Co-Issuers, and delivered to the Trustee. The officer signing an Officer's Certificate given pursuant to Section 4.04 shall be the principal executive, financial or accounting officer of each of the Co-Issuers.

          "Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.


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          "Participant" means, with respect to the Depositary, Euroclear or
Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

          "Person" means any individual, corporation, any limited liability company, partnership, joint venture, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

          "Principal Property" shall mean any land, and any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, in each case the net book value of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets at such date; provided, however, that Principal Property shall not include: (i) any building, structure or facility which, in the opinion of the Board of Directors of the Company as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety; or (ii) any portion of a particular building, structure or facility which, in the opinion of the Board of Directors of the Company as evidenced by a Board Resolution, is not of material importance to the use or operation of such building, structure or facility.

          "Private Placement Legend" means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "Property" means each parcel of real property owned or operated by any member of the Consolidated Group or any Investment Affiliate.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Ratio Calculation" means that, immediately after either the incurrence of Debt or the sale of or other disposal of an Asset, as the case may be, we, or our agent, shall calculate the Consolidated Coverage Ratio for the four full fiscal quarter period preceding the Incurrence, sale or disposal for which consolidated financial statements are available. In making such calculation, (a) the Total Interest Expense attributable to interest on any Debt to be Incurred bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period and (b) with respect to any Debt which bears, at the option of the Company, a fixed or floating rate of interest, the Company shall apply the same rate for purposes of calculating the Consolidated Coverage Ratio as it chooses to apply to the Debt. In addition, such calculation shall be performed using the consolidated financial statements which shall be reformulated on a pro forma basis as if such Debt had been Incurred or such Asset had been sold or otherwise disposed of, as the case may be, at the beginning of such four fiscal quarter period. Such reformulation shall give effect, as if the relevant event had occurred at the beginning of such four fiscal quarter period, to any actual use of proceeds of such Debt being incurred or Asset being sold or disposed of and to any Incurrences or repayments of Debt and other sales, disposals or acquisitions of Assets occurring after the end of the last quarter for which there are consolidated financial statements available. If any portion of the proceeds has not been used, it shall be assumed that such portion of the proceeds was invested in one-year Treasury bills on the first day of such four fiscal quarter period.

          "Reference Treasury Dealer" means Lehman Brothers Inc. and its successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Determination Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Determination Date.


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          "Regular Record Date" for the interest payable on any Interest Payment
Date means the applicable date specified as a "Record Date" on the face of the Note.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

          "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

          "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.06(f)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

          "Restricted Global Notes" means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

          "Restricted Subsidiary" means any subsidiary of the Company which has a 50% or greater ownership interest in a Principal Property or Properties.

          "Retail Property" means a shopping center or other retail development containing more than one retail tenant in which at least 90% of the Net Operating Income from such center or development is attributable to retail uses.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Sale/Leaseback Transaction" has the meaning specified in Section
4.10.

          "Secured Debt" means, as of any determination date, the sum of:

          (a) the aggregate principal amount of all Debt of the Consolidated Group then outstanding (including only the Company's proportionate interest in the Debt of any Person whose financial results are included using the proportionate share method under the Company's segment accounting policies in the financial statements of the Consolidated Group) which is secured by a Lien on any asset (including any Capital Stock) of any member of


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

the Consolidated Group, including, without limitation, loans secured by mortgages, stock or partnership interests; plus

          (b) the Consolidated Group's Pro Rata Share of any Debt of an Investment Affiliate then outstanding which is secured by a Lien on any asset (including any Capital Stock) of such Investment Affiliate, without duplication of any such items.

For purposes of the preceding sentence, "Debt" shall (1) include, with respect to any Person, any loans where such Person is liable as a general partner or co-venturer less, in each case, the proportionate share of any other general or limited partners or co-venturers and (2) exclude any Debt due from any member of the Consolidated Group or any Investment Affiliate solely to one or more members of the Consolidated Group.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means any Subsidiary of the Company that holds assets that had a value, on a current value basis, in excess of 3% of the Company's total partners' capital, on a current value basis, as reported in the Company's most recent annual financial statements.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

          "Subsidiary," means a Person more than 50% of the (a) outstanding voting stock or interest in and/or (b) financial interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors or equivalent persons, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

          "Total Debt" means, as of any determination date:

          (a) all Debt of the Consolidated Group then outstanding (including only the Company's proportionate interest in the Debt of any Person whose financial results are included using the proportionate share method under the Company's segment accounting policies in the financial statements of the Consolidated Group); plus

          (b) the Consolidated Group's Pro Rata Share of all Debt of Investment Affiliates then outstanding, without duplication of any such items.

For purposes of the preceding sentence, "Debt" will (1) include, with respect to any Person, any loans where such Person is liable as a general partner or co-venturer less, in each case, the proportionate share of any other general or limited partners or co-venturers and (2) exclude any Debt due from any member of the Consolidated Group or any Investment Affiliate solely to one or more members of the Consolidated Group.

          "Total FFO" means, for any period, net earnings, as reported by the Consolidated Group in accordance with GAAP, excluding cumulative effects of changes in accounting principles, extraordinary or unusual items, gains or losses from debt restructurings and sales of operating properties, and deferred income taxes, plus depreciation and amortization and after adjustments for minority interests, and treating unconsolidated partnerships and joint ventures on the same basis, plus payments made and other amounts treated as an expense of the Company under GAAP with respect to such period pursuant to the Hughes Agreement (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the above categories).

          "Total Interest Expense" means, for any period, the sum of

          (a) all interest expense of the Consolidated Group (less the proportionate share of interest expense of any minority interest holders); plus

          (b) the allocable portion (based on liability) of any interest expense on any obligation for which any member of the Consolidated Group is wholly or partially liable under repayment, interest carry or performance guarantees or other relevant liabilities; plus

          (c) the Consolidated Group's Pro Rata Share of any interest expense on any Debt of any Investment Affiliate, whether recourse or non-recourse,

(provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories, and provided, further, that no interest expense on Debt due from one member of the Consolidated Group solely to another member of the Consolidated Group shall be included in determining Total Interest Expense). For purposes of the preceding sentence, interest expense will be determined in accordance with GAAP and will exclude any amortization of debt issuance costs.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          "U.S. Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at me issuer's option.

Section 1.02. OTHER DEFINITIONS.

                                                Defined in
Term                                              Section
----                                            ----------
"Authentication Order".......................      2.02
"Covenant Defeasance"........................      8.03
"defeasance trust"...........................      8.04
"DTC"........................................      2.03
"Event of Default"...........................      6.01
"Legal Defeasance"...........................      8.02
"losses".....................................      7.07
"Paying Agent"...............................      2.03
"Registrar"..................................      2.03
"Required  Information"......................      4.03
"Security Register"..........................      2.03

Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          (a) Whenever this Indenture expressly incorporates a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          (b) The TIA term "obligor" upon the Notes means the Company and any successor obligor upon the Notes.

Section 1.04. RULES OF CONSTRUCTION.

          (a) Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

               (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (vii) "including" means "including without limitation";

               (viii) provisions apply to successive events and transactions;
          and

               (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. FORM AND DATING.

          (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Co-Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) FORM OF NOTES. Notes shall be issued in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof), and
(ii) an Officer's Certificate from the Co-Issuers. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

          (d) BOOK-ENTRY PROVISIONS. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (e) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

          (f) CERTIFICATED SECURITIES. The Co-Issuers shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Co-Issuers that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Co-Issuers shall not have appointed a successor Depositary within 120 days after the Co-Issuers receive such notice or become aware of such ineligibility, (2) the Co-Issuers, in their discretion and in accordance with the rules of the Depositary, determine not to require that all of the Notes be represented by a Global Note and the Co-Issuers notify the Trustee of their decision or (3) upon written request of the Trustee if an Event of Default shall have occurred and be continuing with respect to the Notes represented by a Global Note and the Trustee shall have received a written request from the Depositary to issue such Notes in certificated form.

          Upon the occurrence of any of the events set forth in clauses (1), (2) or (3) above, the Co-Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          In no event shall the Regulation S Temporary Global Note be exchanged by the Co-Issuers for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

          Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Co-Issuers or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this
Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Co-Issuers or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02. EXECUTION AND AUTHENTICATION.

          (a) One Officer of each of the Company and Corporate Co-Issuer shall execute the Notes on behalf of the Co-Issuers by manual or facsimile signature.

          (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

          (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          (d) The Trustee shall, upon a written order of the Co-Issuers signed by an Officer of the Co-Issuers (an "AUTHENTICATION ORDER"), authenticate Notes for issuance.

          (e) The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Co-Issuers or an Affiliate of the Co-Issuers.

Section 2.03. REGISTRAR AND PAYING AGENT.

          (a) The Co-Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register (the "SECURITY REGISTER") of the Notes and of their transfer and exchange. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder. The Co-Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Co-Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          (b) The Co-Issuers initially appoint The Depository Trust Company ("DTC) to act as Depositary with respect to the Global Notes.

          (c) The Co-Issuers initially appoint the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

          The Co-Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Co-Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Co-Issuers at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as

Paying Agent. Upon any Event of Default under Sections 6.01(e) and (f) hereof relating to the either of the Co-Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Co-Issuers shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06. TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(f) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b) or (c) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of the Regulation
     S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) if permitted under
     Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

          (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
     Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

          (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

          (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a "Non-U.
          S. Person" in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive
     Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(iii), the Co-Issuers shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g), the aggregate principal amount of the applicable Restricted Global Note.

          (iv) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(g) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Co-Issuers shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive


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

     Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

          (i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof,

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.

          (ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

               (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an

          Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (B) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses in this
     Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof, the aggregate principal amount of the Unrestricted Global Note.

          (iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(g) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

          (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global. Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

          (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144 A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable.

          (ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

               (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (B) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses of this
Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Co-Issuers shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

          (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

          (f) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER

     WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to clauses (b)(iv), (c)(iii), (c)(iv), (d)(ii),
          (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CO-ISSUERS.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CO-ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (iii) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON

     CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S TEMPORARY GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL
     NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME."

          (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Co-Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

          (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          (iii) Neither the Registrar nor the Co-Issuers shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.

          (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

          (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Co-Issuers and to act in accordance with such letter.

Section 2.07. REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Co-Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Co-Issuers, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Co-Issuers, to protect the Co-Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Co-Issuers, such Holder shall reimburse the Co-Issuers for their reasonable expenses in connection with such replacement.

          Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Co-Issuers, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. OUTSTANDING NOTES.

          (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Co-Issuers or an Affiliate of the Co-Issuers holds the Note.

          (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.

          (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Co-Issuers, or by any Affiliate of the Co-Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Co-Issuers may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Defimtive Notes but may have variations that the Co-Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Co-Issuers shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11. CANCELLATION.

          The Co-Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Co-Issuers, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Co-Issuers, the Co-Issuers direct them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Co-Issuers from time to time upon request. The Co-Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12. PAYMENT OF INTEREST; DEFAULTED INTEREST.

          If the Co-Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Co-Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Co-Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Co-Issuers (or, upon the written request of the Co-Issuers, the Trustee in the name and at the expense of the Co-Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13. CUSIP OR ISIN NUMBERS.

          The Co-Issuers in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Co-Issuers shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 2.14. ISSUANCE OF ADDITIONAL NOTES.

          The Co-Issuers shall be entitled, subject to their compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents and redemptions.

          With respect to any Additional Notes, the Co-Issuers shall set forth in a Board Resolution and an Officer's Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

          (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.15. RECORD DATE.

          The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01. NOTICES TO TRUSTEE.

          If the Co-Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officer's Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02. SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Co-Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address appearing in the Security Register.

          The notice shall identify the Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officer's Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Co-Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

          At the Co-Issuers' request, the Trustee shall give the notice of redemption in the Co-Issuers' names and at their expense; provided, however, that the Co-Issuers shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice (in the name and at the expense of the Co-Issuers) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. DEPOSIT OF REDEMPTION PRICE.

          On or prior to 1:00 p.m. Eastern time on the Business Day prior to any redemption date, the Co-Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Co-Issuers any money deposited with the Trustee or the Paying Agent by the Co-Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

          If the Co-Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption in accordance with
Section 2.08(d) hereof, whether or note such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Co-Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Co-Issuers shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Co-Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. OPTIONAL REDEMPTION.

          (a) At any time, the Co-Issuers may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to
Section 3.03 hereof, at a redemption price equal to the Make-Whole Price. Any notice to the Holders of Notes of a redemption pursuant to this Section 3.07(a) shall include the calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

          (b) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. MANDATORY REDEMPTION.

          The Co-Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

                                   ARTICLE 4.

                                   COVENANTS

Section 4.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

          The Co-Issuers covenant and agree for the benefit of the Holders of the Notes that they will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 1:00 p.m. Eastern Time on the due date money deposited by the Co-Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Co-Issuers promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Co-Issuers shall maintain in the United States, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served. The Co-Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Co-Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

          (b) The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency for the Notes for such purposes. The Co-Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Co-Issuers hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Co-Issuers in accordance with Section 2.03 hereof.

Section 4.03. REPORTING.

          So long as the Notes are outstanding, the Company will provide:

          (a) not later than 105 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, including consolidated balance sheets as of the end of such year and the end of the preceding year and the related audited consolidated statements of income and of cash flows for each year in the three year period then ended, reported on by an independent registered public accounting firm of nationally recognized standing;

          (b) not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, unaudited consolidated financial statements of the Company, including a balance sheet as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year; and

          (c) with each delivery of the financial statements specified in clauses (a) and (b), a corresponding discussion of the statements of income included therein and the Company's cash position.

          All such financial statements shall be prepared in accordance with GAAP; provided that the financial statements specified in clause (b) need not contain footnotes. The information specified in clauses (a), (b) and (c) is herein referred to as the "REQUIRED INFORMATION."

          The Company may provide the Required Information by (1) filing or furnishing the Required Information with the Commission (submitted either by the Company or any direct or indirect parent of the Company) or (2) both (a) posting the Required Information on the website of the Company or any direct or indirect parent of the Company and (b) providing the Required Information to the Trustee.

          In addition, for so long as any Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is not subject to or in voluntary compliance with Section 13 or 15(d) of the Exchange Act, the Company will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. COMPLIANCE CERTIFICATE.

          The Co-Issuers will deliver to the Trustee, within 120 days after the end of each fiscal year of the Co-Issuers ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Co-Issuers are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Co-Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.05. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Co-Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Co-Issuers or any Significant Subsidiary or upon the income, profits or property of the Co-Issuers or any Significant Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Co-Issuers or any Significant Subsidiary; provided, however, that the Co-Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.06. EXISTENCE.

          Subject to Article 5, the Co-Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Co-Issuers shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Co-Issuers and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.07. MAINTENANCE OF PROPERTIES

          The Company will cause all material properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from
(i) discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of me Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders or (ii) selling any properties or taking any action in accordance with Article 5.

Section 4.08. INCURRENCE OF ADDITIONAL DEBT AND ISSUANCE OF CAPITAL STOCK.

          The Company and its consolidated Subsidiaries may not Incur any Debt if, after giving effect to the Incurrence of such Debt, the Ratio Calculation is less than 1.7 to 1.

          Notwithstanding the foregoing paragraph, the Company and its consolidated Subsidiaries may Incur the following additional Debt without regard to the foregoing limitation (although the additional Debt so incurred will be included in the determination of the Consolidated Coverage Ratio thereafter):

          (a) additional Debt securities, not to exceed an aggregate issue price of $150,000,000;

          (b) intercompany Debt (representing Debt to which the only parties are the Company and any of its consolidated Subsidiaries (but only so long as such Debt is held solely by any of the Company and its consolidated Subsidiaries));

          (c) any drawings or redrawings under any lines of credit, provided, however, that the maximum amount that may be drawn under all lines of credit pursuant to this clause (c) may not at any time exceed $200,000,000;

          (d) refinancings, renewals, refundings or extensions of any Debt, in any case in an amount not to exceed the principal amount of the Debt so refinanced plus any prepayment premium or accrued interest, provided that

          (i) such refinancing Debt is either:

               (A) Debt of the Company that ranks equally with or junior to the Debt being refinanced,

               (B) Debt of a Subsidiary that the Company or another Subsidiary guarantees, or

               (C) Debt of a Subsidiary; and

          (ii) such refinancing Debt either has a weighted average life equal to or longer than the remaining weighted average life of the Debt being refinanced or has a minimum term of five years;

          (e) third party Debt of a Subsidiary, including Debt of a Subsidiary that carries a Company guarantee of repayment, directly relating to the development of projects or the expansion, renovation or improvement of existing properties;

          (f) third party Debt of a Subsidiary directly relating to the acquisition of assets;

          (g) reimbursement obligations under letters of credit, bankers' acceptances or similar facilities, provided that at the time of incurring any additional obligations pursuant to this clause (g) the amount of all such obligations, whether or not currently due, aggregate at any time less than 5% of Consolidated Net Tangible Assets at such date;

          (h) Debt that by its terms is subordinate in right of payment to the other Debt of the Company, provided, however, the aggregate issue price of such subordinated Debt may not at any time exceed $100,000,000;

          (i) Attributable Debt; and

          (j) in addition to Debt referred to in clauses (a) through (i) above, Debt in the aggregate principal amount of $50,000,000 that is to be used only for working capital purposes.

          In addition to the foregoing limitations, the Company will not, and will not permit any Subsidiary (as to which the Company owns, directly or indirectly, more than 50% of the voting stock therein) to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of outstanding Total Debt would be greater than 65% of the sum of:

          (a) the Gross Asset Value as of the end of the fiscal quarter prior to the incurrence of such additional Debt, plus

          (b) any increase in the Gross Asset Value resulting from any acquisition completed after the end of such quarter, including, without limitation, any pro forma increase from the application of the proceeds of such additional Debt, less

          (c) any decrease in the Gross Asset Value resulting from any disposition completed after the end of such quarter.

          In addition to the foregoing limitation, the Company will not, and will not permit any Subsidiary (as to which the Company owns, directly or indirectly, more than 50% of the voting stock therein) to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt would be greater than 50% of the sum of:

          (a) the Gross Asset Value as of the end of the fiscal quarter prior to the incurrence of such additional Secured Debt, plus

          (b) any increase in the Gross Asset Value resulting from any acquisition completed after the end of such quarter, including, without limitation, any pro forma increase from the application of the proceeds of such additional Secured Debt, less

          (c) any decrease in the Gross Asset Value resulting from any disposition completed after the end of such quarter.

Section 4.09. LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

          The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any consolidated Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such Restricted Subsidiary for a period, including renewals, in excess of three years, of any Principal Property owned by the Company or such Restricted Subsidiary, which has been or is to be sold or transferred more than one year after either the acquisition thereof or the completion of construction and commencement of full operation thereof by the Company or any such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "SALE/LEASEBACK TRANSACTION") unless
(A) the aggregate amount of Attributable Debt for the proposed and all existing Sale/Leaseback Transactions is less than 10% of Consolidated Net Tangible Assets and (B) if the Ratio Calculation is less than 1.7 to 1 after giving effect to the proposed Sale/Leaseback Transaction, the Company and its Subsidiaries, within 270 days after the sale or transfer shall have been made by the Company or by any such Restricted Subsidiary, must apply an amount equal to the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement to either (or a combination of) (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such Sale/Leaseback Transaction) or (y) the retirement of Debt of the Company or a Restricted Subsidiary, including the notes, which either has an initial term of greater than 12 months or is a bona fide acquisition loan or a construction or bridge loan entered in connection with a construction project or other real estate development.

Section 4.10. OWNERSHIP OF CORPORATE CO-ISSUER.

          The Company will not cease to own, directly or indirectly, 100% of the Capital Stock of Corporate Co-Issuer unless the Company owns, directly or indirectly, 100% of the Capital Stock of the successor corporation to Corporate Co-Issuer or any substitute corporate co-issuer. Corporate Co-Issuer shall not consolidate with or merge with or into any other entity that is not a U.S. corporation.

                                   ARTICLE 5.

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with or merge into any other Person or sell, convey or lease all of substantially all of its Assets to any other Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

          (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases substantially all of the Assets of the Company, shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such consolidation or merger, or such sale, conveyance or lease, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (c) the Company or such successor entity shall, immediately after giving effect to such consolidation or merger, or such sale, conveyance or lease, have a Ratio Calculation of 1.7 to 1 or more;

          (d) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

          (e) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02. SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the Assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. EVENTS OF DEFAULT.

          "EVENT OF DEFAULT" wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of the principal of (or premium, if any, on) any Note when due; or

          (b) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (c) default in the performance, or breach, of any covenant or warranty of the Co-Issuers in this Indenture (other man a covenant or warranty a default which is specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Co-Issuers by the Trustee or to the Co-Issuers and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) a default under any bond, debenture, note, mortgage, indenture or other evidence of indebtedness for borrowed money of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Co-Issuers by the Trustee or to the Co-Issuers and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Co-Issuers to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

          (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either of the Co-Issuers in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging either of the Co-Issuers as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Co-Issuers under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Co-Issuers or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f) the commencement by either of the Co-Issuers of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by them to the entry of a decree or order for relief in respect of either of the Co-Issuers in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against them, or the filing by them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Co-Issuers or of any substantial part of their property, or the making by them of an assignment for the benefit of creditors, or the admission by them in writing of their inability to pay their debts generally as they become due, or the taking of corporate action by either of the Co-Issuers in furtherance of any such action; or


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

          (g) any other Event of Default provided with respect to Notes.

          Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 6.01 with respect to the Notes, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of outstanding Notes entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. The Holders of outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a Notice of Default contrary to or different from, or, after the expiration of such period, identical to, a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

Section 6.02. ACCELERATION.

          If an Event of Default with respect to Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Co-Issuers (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:

          (i) all overdue interest on all Notes,

          (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

          (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (b) all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Trustee of any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to this Section 6.02, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of outstanding Notes entitled to join in such declaration, or rescission and annulment, as the case may be, which record date shall be the close of business on the day the Trustee receives such declaration, or rescission and annulment, as the case may be. The Holders of outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration, or rescission and annulment, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such declaration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from, or, after the expiration of such period, identical to, a declaration, or rescission and annulment, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

Section 6.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Co-Issuers covenant that if:

          (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the maturity thereof,

the Co-Issuers will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Co-Issuers (or any other obligor upon the Notes), their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


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

Section 6.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered

Section 6.06. APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 7.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

Section 6.07. LIMITATION ON SUITS.

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

          it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 6.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 4.01) interest on such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09. RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Co-Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. RIGHTS AND REMEDIES CUMULATIVE.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11. DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. CONTROL BY HOLDERS.

          The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Upon receipt by the Trustee of any such direction with respect to Notes, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Notes entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of outstanding Notes on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of outstanding Notes on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from, or, after the expiration of such period, identical to, a direction that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

Section 6.13. WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default:

          (a) in the payment of the principal of or any premium or interest on any Note, or

          (b) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.14. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Co-Issuers.

Section 6.15. WAIVER OF USURY, STAY OR EXTENSION LAWS.

          The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. DUTIES OF TRUSTEE

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to


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

          determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Co-Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. RIGHTS OF TRUSTEE.

          Subject to TIA Section 315:

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Co-Issuers shall be sufficient if signed by an Officer of each of the Co-Issuers.

          (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Co-Issuers or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

          (g) The Trustee shall have no duty to inquire as to the performance of the Co-Issuers' covenants herein.

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any Affiliate of the Co-Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and
7.11 hereof.

Section 7.04. TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Co-Issuers' use of the proceeds from the Notes or any money paid to the Co-Issuers or upon the Co-Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with May 15, 2007, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Co-Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Co-Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07. COMPENSATION AND INDEMNITY.

          The Co-Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its


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

services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Co-Issuers shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, "LOSSES") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Co-Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Co-Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Co-Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Co-Issuers shall not relieve the Co-Issuers of their obligations under this
Section 7.07, except to the extent the Co-Issuers have been prejudiced thereby. The Co-Issuers shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Co-Issuers and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Co-Issuers shall pay the reasonable fees and expenses of such counsel. The Co-Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Co-Issuers need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

          The obligations of the Co-Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

          To secure the Co-Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time upon 30 days' prior notice to the Co-Issuers and be discharged from the trust hereby created by so notifying the Co-Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Co-Issuers in writing. The Co-Issuers may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.


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

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Co-Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Co-Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Co-Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Co-Issuers, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).


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

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST CO-ISSUERS.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Co-Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02. LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Co-Issuers' exercise under Section 8.01 of the option applicable to this Section 8.02, the Co-Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Co-Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Co-Issuers' obligations with respect to such Notes under Article 2 and Sections
4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Co-Issuers' obligations in connection therewith and
(d) this Article 8. If the Co-Issuers exercise under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Co-Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. COVENANT DEFEASANCE.

          Upon the Co-Issuers' exercise under Section 8.01 of the option applicable to this Section 8.03, the Co-Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 5.01 hereof and the occurrence of any event specified in clause (c) (with respect to Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 5.01 hereof) or (d) of Section 6.01 shall be deemed not to be or result in an Event of Default, in each case with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE ") and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Co-Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.


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

Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes.

          The Legal Defeasance or Covenant Defeasance may be exercised only if:

          (a) the Co-Issuers irrevocably deposit with the Trustee, in trust (the "DEFEASANCE TRUST"), for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the next redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to such particular redemption date;

          (b) in the case of Legal Defeasance, the Co-Issuers shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Co-Issuers shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Event of Default under Section 6.01(e) or (f) shall have occurred at any time in the period ending on the 91st day after the cash and/or non-callable U.S. Government Securities have been deposited in the defeasance trust;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Co-Issuers or any Restricted Subsidiary is a party or by which the Co-Issuers or any Restricted Subsidiary is bound;

          (f) the Co-Issuers shall deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and

          (g) the Co-Issuers deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. DEPOSITED CASH AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST: OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

          The Co-Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Co-Issuers from time to time upon the request of the Co-Issuers any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. REPAYMENT TO THE CO-ISSUERS.

          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Co-Issuers' Obligations then owing with respect to the Notes.

          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Co-Issuers, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Co-Issuers on their request or (if then held by the Co-Issuers) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Co-Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Co-Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Co-Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Co-Issuers.

Section 8.07. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Co-Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Co-Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Co-Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

          (a) cure any ambiguity, manifest error, omission, defect or inconsistency;


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

          (b) provide for the assumption by a surviving Person of the obligations of the Co-Issuers under this Indenture;

          (c) provide for uncertificated Notes in addition to or in place of certificated Notes {provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

          (d) add guarantees with respect to the Notes;

          (e) secure the Notes; or

          (f) add to the covenants of the Co-Issuers for the benefit of the Holders or to surrender any right or power conferred upon the Co-Issuers.

Section 9.02. WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Co-Issuers and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.08 and 6.13, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

          Without the consent of each Holder, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

          (a) change the stated maturity of the principal of, or any installment of principal of or interest on the Notes;

          (b) reduce the amount of, or any premium or interest on, the Notes;

          (c) change the place or currency of payment of principal of, or any premium or interest on, the Notes;

          (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

          (e) reduce the percentage in principal amount of Notes, the consent of whose Holders is required for modification or amendment of this Indenture;

          (f) reduce the percentage in principal amount of Notes necessary for waiver of certain defaults; or

          (g) modify such provisions with respect to modification and waiver.

          The Holders of a majority in principal amount of Notes may on behalf of the Holders of all Notes waive any past default under this Indenture, except a default in the payment of the principal of or premium, if any, or interest on the Notes or in respect of a provision which under this Indenture cannot be modified or amended without the consent of each Holder affected.

          The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Co-Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and theretofore not revoked such consent) to the amendment, supplement or waiver.

Section 9.04. NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Issuers in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Co-Issuers may not sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Co-Issuers enforceable against them in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

                                   ARTICLE 10.

                           SATISFACTION AND DISCHARGE


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

Section 10.01. SATISFACTION AND DISCHARGE.

          This Indenture shall upon the Co-Issuers' request cease to be of further effect (except as to any surviving rights of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Co-Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from such trust, as provided in
          Section 2.04) have been delivered to the Trustee for cancellation; or

               (2) all such Notes not theretofore delivered to the Trustee for cancellation

                    (A) have become due and payable, or

                    (B) will become due and payable at their Stated Maturity within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Co-Issuers, and the Co-Issuers, in the case of (A), (B) or (C) above, have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

          (b) the Co-Issuers have paid or caused to be paid all other sums payable hereunder by the Co-Issuers; and

          (c) the Co-Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Co-Issuers to the Trustee under Section 7.07, the obligations of the Trustee to any authenticating agent under Section 2.02(e) and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause
(1) of this Section, the obligations of the Trustee under Section 10.02 and
Section 2.04 shall survive.

Section 10.02. APPLICATION OF TRUST MONEY.

          Subject to provisions of Section 2.04, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 11.

                                  MISCELLANEOUS


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

Section 11.01. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.02. NOTICES.

          Any notice or communication by the Co-Issuers or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

          If to the Co-Issuers:

          The Rouse Company LP
          TRC Co-Issuer, Inc.
          110N. Wacker Drive
          Chicago, IL 60606
          Attention: Chief Financial Officer
          Telecopier No.: (312)960-5475

          With a copy to:

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, NY 10004
          Attention: Robert Downes, Esq.
          Telecopier No.: (212)558-3588

          If to the Trustee:

          LaSalle Bank National Association
          135 S. LaSalle, Suite 1960
          Chicago, IL 60603
          Attention: Corporate Trust Services Department
          Telecopier No.: (312)904-2236

          The Co-Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Co-Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Co-Issuers to the Trustee to take any action under any provision of this Indenture, the Co-Issuers shall furnish to the Trustee:

          (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Co-Issuers, as such, shall have any liability for any obligations of the Co-Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 11.08. GOVERNING LAW.

          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10. SUCCESSORS.

          All covenants and agreements of the Co-Issuers in this Indenture and the Notes shall bind their successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of May 5, 2006

                                        COMPANY:

                                        THE ROUSE COMPANY LP

                                        BY: ROUSE LLC, its general partner


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CORPORATE CO-ISSUER:

                                        TRC CO-ISSUER, INC.


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                      SIGNATURE PAGE - INDENTURE

                                        TRUSTEE:

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ Margaret M. Muir
                                            ------------------------------------
                                        Name: Margaret M. Muir
                                        Title: First Vice President

                                                      SIGNATURE PAGE - INDENTURE

                                                                       EXHIBIT A

                                 (Face of Note)

                          6-3/4% SENIOR NOTES DUE 2013

                                                       CUSIP ___________________

NO. ________                                                         $__________

                              THE ROUSE COMPANY LP
                               TRC CO-ISSUER, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _____________________________ Dollars ($________________________) on May 1,
2013.

Interest Payment Dates: May 1 and November 1.

Record Dates: April 15 and October 15.

Dated: May 5, 2006.

          IN WITNESS WHEREOF, each of the Co-Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                        THE ROUSE COMPANY LP

                                        BY: ROUSE LLC, its general partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TRC CO-ISSUER, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

This is one of the Global Notes
referred to in the within-
mentioned Indenture:

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee


By:
    ---------------------------------
    Authorized Signatory

Dated:
       ------------------------------

                                 (Back of Note)

                          6-3/4% SENIOR NOTES due 2013

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the terms of the Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. The Rouse Company LP, a Delaware limited partnership (the "COMPANY"), and TRC Co-Issuer, Inc., a Delaware corporation ("CORPORATE CO-ISSUER" and, together with the Company, the "CO-ISSUERS"), promise to pay interest on the principal amount of this Note at 6-3/4% per annum until maturity. The Co-Issuers shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of issuance of this Note; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 2006. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Co-Issuers shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Co-Issuers maintained for such purpose, or, at the option of the Co-Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Co-Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, LaSalle Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Co-Issuers issued the Notes under an Indenture dated as of May 5, 2006 ("INDENTURE") among the Company, Corporate Co-Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Co-Issuers unlimited in aggregate principal amount.

     5. OPTIONAL REDEMPTION.

          (a) At any time, the Co-Issuers may redeem all or any portion of the Notes, at once or over time, after giving the notice required pursuant to
Section 3.03 of the Indenture, at a redemption price equal to the Make-Whole Price.

          Any notice to the Holders of Notes of a redemption pursuant to this paragraph (5)(a) shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date

          (b) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. MANDATORY REDEMPTION. The Co-Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

     7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Co-Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Co-Issuers and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.08 and 6.13 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Co-Issuers and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, manifest error, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Co-Issuers under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Co-Issuers for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Co-Issuers.

     11. DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

     12. TRUSTEE DEALINGS WITH CO-ISSUERS. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any Affiliate of the Co-Issuers with the same rights it would have if it were not Trustee.

     13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Co-Issuers, as such, shall have any liability for any obligations of the Co-Issuers under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Co-Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          The Rouse Company LP
          110 North Wacker Drive
          Chicago, Illinois 60606
          Attention: Chief Financial Officer

     17. GOVERNING LAW. The law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

________________________________________________________________________________
            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
as agent to transfer this Note on the books of the Co-Issuers. The agent may substitute another to act for him.
________________________________________________________________________________


Date:                                   Your Signature:
      ------------------                                ------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)


                                        Signature Guarantee:
                                                             -------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal Amount
                        Amount of                               of this Global Note       Signature of
                       decrease in        Amount of increase       following such     authorized signatory
                     Principal Amount     in Principal Amount      decrease (or           of Trustee or
Date of Exchange   of this Global Note   of this Global  Note        increase)           Note Custodian
----------------   -------------------   --------------------   -------------------   --------------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

The Rouse Company LP
TRC Co-Issuer, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Chief Financial Officer

LaSalle Bank National Association
135 S. LaSalle, Suite 1960
Chicago, IL 60603
Attention: Corporate Trust Services Division
Telecopier No.: _______________________

     Re: 6-3/4% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of May 5, 2006 (the "Indenture"), among The Rouse Company LP and TRC Co-Issuer, Inc., as co-issuers (the "Co-Issuers) and LaSalle Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________________________________________ in such
Note[s] or interests (the "Transfer"), to ___________________________________
(the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144 A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (A) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United

States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION, (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:
                                               ---------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [ ]  a beneficial interest in the:

     (i)  [ ] 144A Global Note (CUSIP __________), or

     (ii) [ ] Regulation S Global Note (CUSIP __________), or

     (iii) [ ] IAI Global Note (CUSIP __________); or

     (b)  [ ] a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

     (a)  [ ] a beneficial interest in the:

     (i)  [ ] 144A Global Note (CUSIP __________), or

     (ii) [ ] Regulation S Global Note (CUSIP __________), or

     (iii) [ ] IAI Global Note (CUSIP __________); or

     (iv) [ ] Unrestricted Global Note (CUSIP __________); or

     (b)  [ ] a Restricted Definitive Note; or

     (c)  [ ] an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

The Rouse Company LP
TRC Co-Issuer, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Chief Financial Officer

LaSalle Bank National Association
135 S. LaSalle, Suite 1960
Chicago, IL 60603
Attention: Corporate Trust Services Division
Telecopier No.: ________________

     Re: 6-3/4% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of May 5, 2006 (the "Indenture"), among The Rouse Company LP and TRC Co-Issuer, Inc., as co-issuers (the "Co-Issuers) and LaSalle Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          _____________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (A) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (B) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the

Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers.

                                        ----------------------------------------
                                        [Insert Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:
                                               ---------------------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Rouse Company LP
TRC Co-Issuer, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
Attention: Chief Financial Officer

LaSalle Bank National Association
135 S. LaSalle, Suite 1960
Chicago, IL 60603
Attention: Corporate Trust Services Division
Telecopier No.:______________

     Re: 6-3/4% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of May 5, 2006 (the "'Indenture"), among The Rouse Company LP and TRC Co-Issuer, Inc., as co-issuers (the "Co-Issuers) and LaSalle Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $__________ aggregate principal amount of:

          (a)  [ ] a beneficial interest in a Global Note, or

          (b)  [ ] a Definitive Note,

               we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Co-Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Co-Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Co-Issuers such certifications, legal opinions and other information as you and the Co-Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          5. We are acquiring the Notes or a beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

          You and the Co-Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        ----------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ---------------------------------

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE...................     1
   Section 1.01.  Definitions............................................     1
   Section 1.02.  Other Definitions......................................    10
   Section 1.03.  Incorporation by Reference of Trust Indenture Act......    10
   Section 1.04.  Rules of Construction..................................    11

ARTICLE 2.  THE NOTES....................................................    11
   Section 2.01.  Form and Dating........................................    11
   Section 2.02.  Execution and Authentication...........................    13
   Section 2.03.  Registrar and Paying Agent.............................    13
   Section 2.04.  Paying Agent to Hold Money in Trust....................    14
   Section 2.05.  Holder Lists...........................................    14
   Section 2.06.  Transfer and Exchange..................................    14
   Section 2.07.  Replacement Notes......................................    23
   Section 2.08.  Outstanding Notes......................................    24
   Section 2.09.  Treasury Notes.........................................    24
   Section 2.10.  Temporary Notes........................................    24
   Section 2.11.  Cancellation...........................................    24
   Section 2.12.  Payment of Interest; Defaulted Interest................    25
   Section 2.13.  CUSIP or ISIN Numbers..................................    25
   Section 2.14.  Issuance of Additional Notes...........................    25
   Section 2.15.  Record Date............................................    25

ARTICLE 3.  REDEMPTION AND PREPAYMENT....................................    25
   Section 3.01.  Notices to Trustee.....................................    26
   Section 3.02.  Selection of Notes to Be Redeemed......................    26
   Section 3.03.  Notice of Redemption...................................    26
   Section 3.04.  Effect of Notice of Redemption.........................    27
   Section 3.05.  Deposit of Redemption Price............................    27
   Section 3.06.  Notes Redeemed in Part.................................    27
   Section 3.07.  Optional Redemption....................................    27
   Section 3.08.  Mandatory Redemption...................................    28

ARTICLE 4.  COVENANTS....................................................    28
   Section 4.01.  Payment of Principal, Premium and Interest.............    28
   Section 4.02.  Maintenance of Office or Agency........................    28
   Section 4.03.  Reporting..............................................    28

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 4.04.  Compliance Certificate.................................    29
   Section 4.05.  Payment of Taxes and Other Claims......................    29
   Section 4.06.  Existence..............................................    29
   Section 4.07.  Maintenance of Properties..............................    30
   Section 4.08.  Payments for Consent...................................    30
   Section 4.09.  Incurrence of Additional Debt and Issuance of Capital
                  Stock..................................................    30
   Section 4.10.  Limitation on Sale/Leaseback Transactions..............    32
   Section 4.11.  Ownership of Corporate Co-Issuer.......................    32

ARTICLE 5.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.........    32
   Section 5.01.  Company May Consolidate, Etc. Only on Certain Terms....    32
   Section 5.02.  Successor Substituted..................................    33

ARTICLE 6.  DEFAULTS AND REMEDIES........................................    33
   Section 6.01.  Events of Default......................................    33
   Section 6.02.  Acceleration...........................................    34
   Section 6.03.  Collection of Indebtedness and Suits for Enforcement by
                  Trustee................................................    35
   Section 6.04.  Trustee May File Proofs of Claim.......................    36
   Section 6.05.  Trustee May Enforce Claims Without Possession of Notes     36
   Section 6.06.  Application of Money Collected.........................    36
   Section 6.07.  Limitation on Suits....................................    36
   Section 6.08.  Unconditional Right of Holders to Receive Principal,
                  Premium and Interest...................................    37
   Section 6.09.  Restoration of Rights and Remedies.....................    37
   Section 6.10.  Rights and Remedies Cumulative.........................    37
   Section 6.11.  Delay or Omission Not Waiver...........................    37
   Section 6.12.  Control by Holders.....................................    38
   Section 6.13.  Waiver of Past Defaults................................    38
   Section 6.14.  Undertaking for Costs..................................    38
   Section 6.15.  Waiver of Usury, Stay or Extension Laws................    38

ARTICLE 7.  TRUSTEE......................................................    39
   Section 7.01.  Duties of Trustee......................................    39
   Section 7.02.  Rights of Trustee......................................    40
   Section 7.03.  Individual Rights of Trustee...........................    40
   Section 7.04.  Trustee's Disclaimer...................................    40

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 7.05.  Notice of Defaults.....................................    41
   Section 7.06.  Reports by Trustee to Holders..........................    41
   Section 7.07.  Compensation and Indemnity.............................    41
   Section 7.08.  Replacement of Trustee.................................    42
   Section 7.09.  Successor Trustee by Merger, etc.......................    43
   Section 7.10.  Eligibility; Disqualification..........................    43
   Section 7.11.  Preferential Collection of Claims Against Co-Issuers...    43

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.....................    43
   Section 8.01.  Option to Effect Legal Defeasance or Covenant
                  Defeasance.............................................    43
   Section 8.02.  Legal Defeasance and Discharge.........................    43
   Section 8.03.  Covenant Defeasance....................................    44
   Section 8.04.  Conditions to Legal or Covenant Defeasance.............    44
   Section 8.05.  Deposited Cash and U.S. Government Securities to be
                  held in Trust; Other Miscellaneous Provisions..........    45
   Section 8.06.  Repayment to the Co-Issuers............................    45
   Section 8.07.  Reinstatement..........................................    46

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER.............................    46
   Section 9.01.  Without Consent of Holders of Notes....................    46
   Section 9.02.  With Consent of Holders of Notes.......................    46
   Section 9.03.  Compliance with Trust Indenture Act....................    47
   Section 9.04.  Revocation and Effect of Consents......................    47
   Section 9.05.  Notation on or Exchange of Notes.......................    48
   Section 9.06.  Trustee to Sign Amendments, etc........................    48

ARTICLE 10. SATISFACTION AND DISCHARGE...................................    48
   Section 10.01. Satisfaction and Discharge.............................    48
   Section 10.02. Application of Trust Money.............................    49

ARTICLE 11. MISCELLANEOUS................................................    49
   Section 11.01. Trust Indenture Act Controls...........................    49
   Section 11.02. Notices................................................    49
   Section 11.03. Communication by Holders of Notes with Other Holders of
                  Notes..................................................    50
   Section 11.04. Certificate and Opinion as to Conditions Precedent.....    50
   Section 11.05. Statements Required in Certificate or Opinion..........    51
   Section 11.06. Rules by Trustee and Agents............................    51

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   Section 11.07. No Personal Liability of Directors, Officers, Employees
                  and Stockholders.......................................    51
   Section 11.08. Governing Law..........................................    51
   Section 11.09. No Adverse Interpretation of Other Agreements..........    51
   Section 11.10. Successors.............................................    52
   Section 11.11. Severability...........................................    52
   Section 11.12. Counterpart Originals..................................    52
   Section 11.13. Table of Contents, Headings, etc.......................    52